EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT



        Name of Subsidiary(1)                    Jurisdiction of Incorporation

        Oakwood Mobile Homes, Inc.(2)                   North Carolina
        Homes by Oakwood, Inc.                          North Carolina
        Oakwood Acceptance Corporation(3)               North Carolina
        Oakwood Realty Services, Inc.                   North Carolina
        Oakwood Funding Corporation                     Nevada
        Oakwood Financial Corporation                   Nevada
        Oakwood Life, Ltd.                              Turks and Caicos Islands
        Oakwood Mortgage Investors, Inc.                North Carolina
        Golden West Homes                               California
        Golden Circle Financial Services                California
        Destiny Industries, Inc.                        Georgia



        (1)     Each subsidiary does business under its corporate name.
        (2) Also does business under the name "Freedom Homes" and "Victory Homes" and "Golden Homes." (3) Also does business under the names "Nationwide Mortgage" and "Golden Circle Financial Services" and "Destiny Financial Services."


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